Exhibit 24

                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Irving Weiser, Louis C. Fornetti and Carla J. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form S-3 of Inter-Regional Financial Group, Inc. (the "Company") relating to 18,300 shares of the Company's Common Stock that may be sold from time to time by Louis C. Fornetti, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary; granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature                Title                           Date
---------                -----                           ----

Irving Weiser            Chairman of the Board,     December 11, 1996
----------------------   President, Chief Executive
Irving Weiser            Officer and Director
                         (principal executive officer)

Louis C. Fornetti        Executive Vice President   December 11, 1996
----------------------   and Chief Financial Officer
Louis C. Fornetti        (principal financial officer)

Daniel J. Reuss          Senior Vice President,     December 11, 1996
----------------------   Controller and Treasurer
Daniel J. Reuss          (principal accounting officer)

John C. Appel            Executive Vice President   December 11, 1996
----------------------   and Director
John C. Appel

William A. Johnstone     Executive Vice President   December 21, 1996
----------------------   and Director
William A. Johnstone

J. Evans Attwell         Director                   December 11, 1996
----------------------
J. Evans Attwell

Susan S. Boren           Director                   December 11, 1996
----------------------
Susan S. Boren

F. Gregory Fitz-Gerald   Director                   December 11, 1996
----------------------
F. Gregory Fitz-Gerald

C.A. Rundell, Jr.        Director                   December 11, 1996
----------------------
C.A. Rundell, Jr.

Robert L. Ryan           Director                   December 11, 1996
----------------------
Robert L. Ryan

Arthur R. Schulze, Jr.   Director                   December 11, 1996
----------------------
Arthur R. Schulze, Jr.